Exhibit 99.1

United States 12 Month Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended February 28, 2021

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$64,492
Unrealized Gain (Loss) on Market Value of Commodity Futures	371,768
Dividend Income	10
Interest Income	241
Total Income (Loss)	$436,511

Expenses
General Partner Management Fees	$4,679
Professional Fees	8,912
Brokerage Commissions	145
Directors' Fees and insurance	882
NYMEX License Fee	94
Total Expenses	14,712
Expense Waiver	(9,096)
Net Expenses	$5,616
Net Income (Loss)	$430,895

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 2/1/21	$7,522,692
Net Income (Loss)	430,895

Net Asset Value End of Month	$7,953,587
Net Asset Value Per Share (950,000 Shares)	$8.37

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended February 28, 2021 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596